UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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ZILA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ZILA, INC.
5227 North 7th Street
Phoenix, Arizona 85014-2800
August 11, 2008
Phoenix, Arizona
To the Holders of Common Stock of Zila, Inc.:
     You are cordially invited to attend a special meeting of shareholders of Zila, Inc., a Delaware corporation (“ZILA”), on Friday, September 12, 2008, at 9:00 a.m. Arizona time. The special meeting will be held at the Phoenix Airport Marriott, 1101 North 44th Street, Phoenix, Arizona 85008. At this special meeting, you will be asked to consider and vote to approve an amendment (the “Proposed Amendment”) to ZILA’s charter to effect a reverse stock split of ZILA’s common stock at a split ratio of 1-for-7 and concurrently decrease the number of authorized shares of common stock from 150,000,000 to 30,000,000. This proxy statement also provides certain other information which you should be aware of when you vote your shares.
     Our Board of Directors is proposing the Proposed Amendment in an effort to (i) increase the bid price of ZILA’s common stock to above $1.00 per share; (ii) regain compliance with Nasdaq’s minimum bid price requirement; and (iii) maintain our continued listing on the Nasdaq Global Market.
     Our Board of Directors has unanimously determined that the Proposed Amendment is fair and is in the best interests of ZILA and its shareholders, and has unanimously approved the Proposed Amendment. Accordingly, our Board of Directors recommends that you vote “FOR” the Proposed Amendment.
     Only shareholders of record of common stock at the close of business on August 8, 2008 are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof.
     Your proxy is being solicited by ZILA’s Board of Directors. We urge you to vote as soon as possible whether or not you plan to attend the special meeting to assure your representation at such meeting. For your convenience, and to help reduce expenses, you may vote through the telephone or the internet, as explained on page 4 of the proxy statement and on the enclosed proxy card. Alternatively, you can complete, sign and mail the enclosed proxy. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

/s/ David R. Bethune
David R. Bethune
Chairman and Chief Executive Officer

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ZILA, INC.
5227 North 7th Street
Phoenix, Arizona 85014-2800
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
August 11, 2008
Phoenix, Arizona
     The Board of Directors of Zila, Inc., a Delaware corporation (“ZILA”), is furnishing you with this proxy statement in connection with its solicitation of your proxy, in the form enclosed, for use at a special meeting of shareholders to be held on Friday, September 12, 2008, at 9:00 a.m. Arizona time. The special meeting will be held at the Phoenix Airport Marriott, 1101 North 44th Street, Phoenix, Arizona 85008.
     The purpose of the special meeting is to:
     1. Consider and vote upon a proposed amendment (the “Proposed Amendment”) to ZILA’s charter to effect a reverse stock split of ZILA’s common stock at a split ratio of 1-for-7 and concurrently decrease the number of authorized shares of common stock from 150,000,000 to 30,000,000; and
     2. Act on any other matter that may properly come before the special meeting of shareholders or any adjournment(s) or postponement(s) of the meeting.
     Our Board of Directors is proposing the Proposed Amendment in an effort to (i) increase the bid price of ZILA’s common stock to above $1.00 per share; (ii) regain compliance with Nasdaq’s minimum bid price requirement; and (iii) maintain our continued listing on the Nasdaq Global Market.
     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS, AND HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT.
     Only shareholders of record of common stock at the close of business on August 8, 2008 are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. These proxy solicitation materials are being sent to our shareholders entitled to vote at the special meeting on or about August 11, 2008.
     Your proxy is being solicited by ZILA’s Board of Directors. We urge you to vote as soon as possible whether or not you plan to attend the special meeting to assure your representation at such meeting. For your convenience, and to help reduce expenses, you may vote through the telephone or the internet, as explained on page 4 of the proxy statement and on the enclosed proxy card. Alternatively, you can complete, sign and mail the enclosed proxy. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.
IMPORTANT NOTICE
     FOR THE PROPOSED AMENDMENT TO BE APPROVED BY OUR SHAREHOLDERS, A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK MUST BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT. ACCORDINGLY, IF YOU DO NOT VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE PROPOSED AMENDMENT. PLEASE VOTE YOUR SHARES.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Q: Why am I receiving this proxy statement and proxy card?
A: You are receiving a proxy statement and proxy card because you owned shares of our common stock as of the record date. This proxy statement and proxy card relate to ZILA’s special meeting of shareholders (and any adjournment thereof). As described in more detail below, ZILA is not currently in compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Market. In order to regain compliance with this requirement, the bid price of the common stock must close at $1.00 per share or higher for a minimum of 10 consecutive business days. The Board is proposing a 1-for-7 reverse stock split in an effort to increase the bid price to above $1.00 per share and thereby regain compliance. Nasdaq views a reverse stock split as an acceptable method of regaining compliance with the minimum bid price requirement. The Board believes that it is in the best interests of ZILA and its shareholders to effect the reverse stock split and maintain ZILA’s continued listing on the Nasdaq Global Market. The reverse stock split requires shareholder approval.
Q: Where and when is the special meeting?
A: The special meeting will take place at the Phoenix Airport Marriott, 1101 North 44th Street, Phoenix, Arizona 85008 on September 12, 2008 at 9:00 a.m. Arizona time.
Q: Who is soliciting my proxy?
A. Our Board of Directors is soliciting your proxy for use at the special meeting.
Q: What proposals will be voted on at the special meeting?
A: At the special meeting, shareholders will act upon the following proposals:
•	to approve an amendment to ZILA’s charter to (i) effect a reverse stock split of our common stock whereby each outstanding seven (7) shares of our common stock would be combined into and become one (1) share of common stock and (ii) decrease the number of authorized shares of our common stock from one hundred fifty million (150,000,000) to thirty million (30,000,000) shares; and

•	act on any other matters that may properly come before the special meeting of shareholders.
     This Proxy Statement summarizes the information that you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares. These proxy solicitation materials are being sent to our shareholders entitled to vote at the special meeting on or about August 11, 2008.
Q: Who is entitled to vote?
A: The Board of Directors has determined that those shareholders who are recorded in our record books as owning shares of ZILA’s common stock as of the close of business on August 8, 2008, are entitled to receive notice of and to vote at the special meeting of shareholders. As of the record date, there were 69,734,302 shares of ZILA Common Stock issued and outstanding and 100,000 shares of Series B Preferred Stock issued and outstanding. Our Series B Preferred Stock is convertible, at the option of the holder, at any time, into shares of common stock at a conversion rate of one share of common stock per share of Series B Preferred Stock, or an aggregate of 100,000 shares of common stock. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting. The holders of Series B Preferred Stock are not entitled to vote at the special meeting.
Q: How many votes do I have?
A: Each record holder of common stock is entitled to one vote per share of common stock.

Q: How many shares may vote at the special meeting?
A: As of the record date of August 8, 2008, we had outstanding 69,734,302 shares of common stock, which are all eligible to vote at the special meeting. The affirmative vote of a majority of these shares is required for approval.
Q: How does our Board of Directors recommend that I vote?
A: Our Board of Directors unanimously recommends that our shareholders vote “FOR” the Proposed Amendment. You should read “Proposal 1- Factors Considered by Our Board of Directors” for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Proposed Amendment.
Q: What vote of our shareholders is required to approve the Proposed Amendment?
A: Shareholders holding at least a majority of the shares of our outstanding stock at the close of business on the record date must vote “FOR” the resolution approving the Proposed Amendment (Proposal 1).
Q: What is the share ownership of our directors and executive officers?
A: As of the close of business on the record date, August 8, 2008, our Directors and executive officers collectively owned 779,494 of the outstanding shares of our common stock entitled to vote at the special meeting. This does not include shares of our common stock issuable upon the exercise of presently exercisable options or unvested restricted stock that these Directors and executive officers beneficially own. For more information on the share ownership of our Directors and executive officers see “Security Ownership of Certain Persons.”
Q: Am I entitled to appraisal or dissenters’ rights in connection with the Proposed Amendment?
A: No. Holders of shares of our outstanding common stock will not have appraisal or dissenters’ rights in connection with the Proposed Amendment.
Q: Can I change my vote after I have mailed in my signed proxy card?
A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in three ways. First, you can send written notice stating that you would like to revoke your proxy to our Vice President, General Counsel and Secretary at the address given below. Second, you can request a new proxy card (by mailing our Vice President, General Counsel and Secretary at the address given below) and complete and send it to Computershare Investor Services, Proxy Unit, 350 Indiana Street, Suite 800, Golden, CO 80401. Third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to the attention of the Vice President, General Counsel and Secretary, Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.
Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A: Your broker will vote your shares according to the instructions that you provide regarding how to vote your shares. Following the directions provided by your broker, you should instruct your broker to vote your shares by returning a signed proxy card. If you fail to provide a signed proxy card as directed by your broker, your shares will not be voted, which will have the same effect as a vote against the Proposed Amendment. All signed proxies received by ZILA and not subsequently revoked will be voted in accordance with the instructions contained therein. Unless they specifically instruct otherwise, all valid proxy cards received by ZILA will be voted “FOR” the Proposed Amendment.
Q: What is the effect of an abstention or a broker-nonvote?
A: Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are effectively counted in tabulations of the votes cast on Proposal 1 as a vote against such proposal.

Q: How will we solicit proxies?
A: Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by our Directors, officers and employees without additional compensation. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of our common stock held of record by them, and we will reimburse such custodians for their reasonable expenses. We have retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses.
Q: Who can help answer further questions about the Proposed Amendment?
A: If you have more questions about the Proposed Amendment, you should contact:
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014-2800
(602) 266-6700
Attention: Gary V. Klinefelter, Vice President,
General Counsel and Secretary

GENERAL INFORMATION

Special Meeting:	September 12, 2008	Airport Marriott, 1101 North 44th Street,
	9:00 a.m. Arizona time	Phoenix, Arizona 85008

Record Date:	Close of business on August 8, 2008. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. At the record date there were 69,734,302 shares of our common stock outstanding.

Agenda:	1. Consider and vote upon a proposed amendment (the “Proposed Amendment”) to ZILA’s charter to effect a reverse stock split of ZILA’s common stock at a split ratio of 1-for-7 and concurrently decrease the number of authorized shares of common stock from 150,000,000 to 30,000,000; and

2. To act on any other matter that may properly come before the special meeting of shareholders or any adjournment(s) or postponement(s) of the meeting.

Proxies:	The proxies will follow your voting instructions. Unless you tell us on the proxy card to vote differently, the proxies will vote signed returned proxies “FOR” the Proposed Amendment.

Proxies Solicited By:	Georgeson Shareholder

First Mailing Date:	We will mail this proxy statement on or about August 11, 2008.

Voting Procedures and Revoking Your Proxy:	Shareholders whose shares are registered in their own names may vote their shares by telephone, the internet, mail or in person at the meeting. Voting by telephone or the internet are the least expensive and fastest methods of voting. Your proxy card contains instructions for voting by telephone or the internet.

To vote by mail, complete and sign your proxy card — or your broker’s voting instruction card if your shares are held by your broker — and return it in the enclosed business reply envelope. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. You will not be able to vote your common stock held in street name in person at the meeting and will have to vote through your bank or broker.

Shares of those who fail to either return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Please note that for the Proposed Amendment to be approved by our shareholders, a majority of our outstanding common shares must be voted in favor of this Proposed Amendment. Accordingly, if you do not vote your shares, it will have the same effect as a vote against approval of the Proposed Amendment. Please vote your shares.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote, those shares will not be considered as present and entitled to vote.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

You can change your mind after sending in a proxy until the meeting, by following these procedures. Proxies may be revoked if you:

•     Deliver a signed, written revocation letter, dated later than the proxy and prior to the special meeting, to Gary V. Klinefelter, Vice President, General Counsel and Secretary, at 5227 North 7th Street, Phoenix, Arizona 85014-2800;

• Deliver a signed second proxy prior to the special meeting, dated later than the first proxy, to Computershare Investor Services, Proxy Unit, 350 Indiana Street, Suite 800, Golden, CO 80401; or

• Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:	ZILA will bear the costs of soliciting proxies for the meeting. No additional compensation will be paid to directors, officers or other regular employees in connection with the solicitation of proxies. ZILA retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses that they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSAL 1
AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK WHEREBY EACH OUTSTANDING SEVEN (7) SHARES OF COMMON STOCK WOULD BE COMBINED INTO AND BECOME ONE (1) SHARE OF COMMON STOCK AND DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM ONE HUNDRED FIFTY MILLION (150,000,000) SHARES TO THIRTY MILLION (30,000,000) SHARES
UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS IN THIS PROXY STATEMENT DO NOT GIVE EFFECT TO THE REVERSE STOCK SPLIT
Background
     On March 20, 2008, ZILA received a Nasdaq Staff Deficiency Letter (the “Nasdaq Letter”) indicating that for the previous 30 consecutive business days, the bid price of our common stock had closed below $1.00 per share. As a result of the bid price deficiency of the common stock, we fail to comply with the minimum bid price requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Marketplace Rule 4450(a)(5). In accordance with Nasdaq Marketplace Rule 4450(e)(2), we have until September 16, 2008 (i.e., 180 calendar days after receipt of the Nasdaq Letter) to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Market. The Board believes that the continued listing of the common stock on the Nasdaq Global Market is in the best interests of ZILA and its shareholders, and that the delisting of the common stock may cause the liquidity in the trading market for the common stock to be significantly decreased, thereby reducing the trading price and increasing the transaction costs of trading shares of the common stock. In order to regain compliance with the minimum bid price requirement, the bid price of the common stock must close at $1.00 per share or higher for a minimum of 10 consecutive business days. Nasdaq views a reverse stock split as an acceptable method of regaining compliance with the minimum bid price requirement, provided that certain procedures are followed and certain information is provided to Nasdaq. The Board believes that a reverse stock split will not adversely affect the relative rights and preferences of the holders of issued and outstanding shares of the common stock. The Board believes that, in light of the foregoing, it is in the best interests of ZILA and its shareholders to effect a reverse stock split with respect to the common stock at a ratio of 1-for-7.
     The Board is proposing a 1-for-7 reverse stock split in an effort to (i) increase the bid price to above $1.00 per share; (ii) regain compliance with Nasdaq’s minimum bid price requirement; and (iii) maintain our continued listing on the Nasdaq Global Market.
General
     The Board of Directors has adopted, by unanimous vote, a resolution approving, subject to approval by our shareholders, a proposed amendment to our Restated Certificate of Incorporation, the form of which is attached to this proxy statement as Annex A (the “Proposed Amendment”), to (i) effect a reverse stock split of our common stock and (ii) decrease the number of authorized shares of our common stock. Pursuant to the Proposed Amendment, each outstanding seven shares of common stock would be combined into and become one share of common stock and the number of authorized shares of our common stock would be decreased from 150 million shares to 30 million shares. As of August 8, 2008, we had 69,734,302 shares of common stock issued and outstanding. Based on the number of shares of our common stock currently issued and outstanding, immediately following the completion of the reverse stock split, we would have approximately 10 million shares of common stock issued and outstanding.
     The effectiveness of the Proposed Amendment or the abandonment of the Proposed Amendment, will be determined by the Board of Directors in its discretion following the special meeting. The actual timing for implementation of the Proposed Amendment will be determined by the Board. We currently anticipate that if the Proposed Amendment is approved by shareholders at the special meeting, it would be implemented as soon as practicable thereafter.
     Approval of the Proposed Amendment requires the affirmative vote of at least a majority of our issued and outstanding shares of common stock. If at any time prior to the effective date of the Proposed Amendment, the Board of Directors, in its sole discretion, determines that the reverse stock split is no longer in the best interests of our shareholders, the Proposed Amendment may be abandoned at any time before, during or after the special meeting and prior to its effectiveness, without further action by our shareholders.

Purpose of the Proposed Amendment
     The primary purpose for effecting the Proposed Amendment is to increase the per share trading price of our common stock and decrease the number of outstanding shares of our common stock so as to:
•	regain compliance with Nasdaq’s minimum bid price requirement and thereby maintain our continued listing on the Nasdaq Global Market;

•	bring the share price of our common stock, along with the number of shares of our common stock outstanding, to a range more appropriate for a Nasdaq Global Market company and more in line with other companies with comparable market capitalization;

•	broaden the pool of investors that are interested in investing in ZILA by attracting new investors who would prefer not to invest in shares that trade at low share prices;

•	make our common stock a more attractive investment to institutional investors;

•	reduce the relatively high transaction costs and commissions incurred by our shareholders due to our currently low per share trading price and high number of shares outstanding; and

•	illustrate more effectively the impact of our operational efforts and cost reductions by enhancing the visibility of any changes to our reported earnings per share.
     In addition, in connection with the reverse stock split, we believe that the number of authorized shares of our common stock should be decreased from 150 million shares to 30 million shares. Provided that the reverse stock split is effectuated, we do not anticipate that for the foreseeable future we will need one hundred fifty million shares of common stock authorized.
Factors Considered by Our Board of Directors
     The Board believes that the continued listing of the common stock on the Nasdaq Global Market is in the best interests of ZILA and its shareholders, and that the delisting of the common stock may cause the liquidity in the trading market for the common stock to be significantly decreased, thereby reducing the trading price and increasing the transaction costs of trading shares of the common stock.
     The Board also considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. The Board believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated.
     The Board also considered that the structure of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. A reverse stock split could result in a price level for our common stock that may reduce the adverse effect trading commissions have on our shareholders. Moreover, a reverse stock split would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded.
     In addition, the Board believes that the total number of shares of our common stock currently outstanding is disproportionately large relative to our present market capitalization and that a reverse stock split would bring the number of outstanding shares to a level more in line with other healthcare companies with comparable capitalizations. Moreover, the Board considered that when the number of outstanding shares of common stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a reverse stock split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings per share attributable to the operational efforts of our management.

     In evaluating whether or not to authorize the Proposed Amendment, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the reverse stock split.
     Shareholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by seven). While we expect that the reverse split will result in an increase in the per share price of our common stock, the reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).
     If a reverse stock split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.
     The Board of Directors considered all of the foregoing factors, and determined that the reverse stock split is in the best interest of ZILA and its shareholders. As noted above, even if shareholders approve the reverse stock split, the Board of Directors reserves the right not to effect the reverse stock split if the Board does not deem it to be in the best interests of ZILA or its shareholders.
Principal Effects of the Proposed Amendment
General
     Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.
Number of Shares of Common Stock and Corporate Matters
     If approved and implemented, the Proposed Amendment would have the following effects on the number of shares of common stock:
•	each seven shares of our common stock owned by a shareholder immediately prior to the reverse split would become one share of common stock after the reverse split;

•	the number of shares of our common stock issued and outstanding would be reduced from approximately 69.7 million shares to approximately 10.0 million shares;

•	all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, one-seventh of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options immediately preceding the reverse stock split, at an exercise price equal to seven times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split;

•	the number of shares of our common stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plans will be reduced to one-seventh of the number of shares currently included in such plans; and

•	the number of authorized shares of our common stock would decrease from 150 million shares to 30 million shares.
     After effectuating the Proposed Amendment (assuming the Proposed Amendment became effective at the close of business on the Record Date), we would have approximately 20 million shares of authorized but unissued shares of common stock, a portion of which would be reserved for issuance pursuant to, or in connection with, (i) our stock option plan, (ii) our Employee Stock Purchase Plan, (iii) the conversion of the Series B Preferred Stock and convertible notes, and (iv) the exercise of outstanding warrants. The authorized and unissued and unreserved shares would be available from time to time for corporate purposes including raising additional capital by means of sales of stock or securities convertible into common stock, acquisitions of companies or assets, or other strategic transactions. We currently have no plan, arrangement or agreement to issue shares of our common stock for any purpose, except as described above. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.
     The Proposed Amendment will affect all of our common shareholders uniformly and will not change the proportionate equity interests of our common shareholders, nor will the respective voting rights and other rights of shareholders be altered.
Effect on Series B Preferred Stock
     Our Series B Preferred Stock is convertible, at the option of the holder, at any time into shares of common stock at the conversion rate of one share of common stock per share of Series B Preferred Stock, or an aggregate of 100,000 shares of common stock. Pursuant to the Certificate of Designation governing the Series B Preferred Stock, the reverse stock split will have no effect on our Series B Preferred Stock. Accordingly, the number of shares of Preferred Stock authorized to be issued under our Restated Certificate of Incorporation would remain unchanged, as would the number of issued and outstanding shares of our Series B Preferred Stock and the number of shares into which the Series B Preferred Stock is convertible.
Effect on Common Stock Warrants
     We have warrants outstanding for the purchase of approximately 10.0 million shares of our common stock. We issued these warrants in connection with financing arrangements and in connection with services provided by medical and financial advisors. Pursuant to the applicable warrant agreements, upon effectiveness of the reverse stock split, the holders of the warrants, upon exercise of the warrants, will be entitled to purchase one-seventh of the number of shares of our common stock that such holder would have been able to purchase upon exercise of the warrants immediately preceding the reverse stock split, at an exercise price equal to seven times the exercise price in effect immediately before the reverse stock split. As such, upon effectiveness of the reverse stock split, the aggregate number of shares of common stock issuable upon exercise of the Warrants would decrease from approximately 10 million shares to approximately 1.4 million shares.
Effect on Convertible Notes
     We have $12.0 million of outstanding senior secured notes (the “Notes”) that are convertible into common stock. Pursuant to the terms of the Notes, upon effectiveness of the reverse stock split, the conversion price for those Notes will be automatically adjusted such that, upon conversion, holders of Notes will be entitled to receive one-seventh of the number of shares of our common stock that such holder would have been able to receive upon conversion of the Notes immediately preceding the reverse stock split. As such, upon effectiveness of the reverse stock split, the aggregate number of shares of common stock issuable upon conversion of the Notes would decrease from approximately 5.5 million shares to approximately ..8 million shares.
Fractional Shares
     If the reverse stock split results in some shareholders receiving fractional shares, fractional shares will be issued. ZILA will not make any cash payments in lieu of the issuance of fractional shares.
Accounting Matters
     The reverse stock split will not affect total shareholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged, the components that make up total shareholders’ equity will change by offsetting amounts. As a result of the reverse stock split, the stated capital component attributable to our common stock will be reduced to an amount equal to one-seventh of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The net book value per share of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.
Procedure for Effecting Proposed Amendment and Exchange of Stock Certificates
     If our shareholders approve the Proposed Amendment and the Board of Directors determines that a reverse stock split, at a ratio of 1-to-7, continues to be in the best interests of ZILA and its shareholders, the Board will file the Proposed Amendment reflecting the reverse split and the reduction of the authorized number of shares of our common stock with the Secretary of State of the State of Delaware. The reverse stock split and the reduction of the authorized number of shares of our common stock will become effective upon filing which time and date will be referred to as the “effective time.” At the effective time, every seven shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of common stock and each certificate that immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares and the number of authorized shares of our common stock will be decreased from 150 million shares to 30 million shares.
     ZILA’s transfer agent, Computershare Investor Services, will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to shareholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
     Even if the shareholders approve the Proposed Amendment, we reserve the right not to effect the reverse stock split or decrease in the number of authorized share of our common stock if in the opinion of the Board of Directors it would not be in the best interests of ZILA and its shareholders.
No Appraisal Rights
     Under the Delaware General Corporation Law, shareholders will not be entitled to exercise appraisal rights in connection with the reverse split or decrease in the number of authorized shares of our common stock, and ZILA will not independently provide shareholders with any such right.
Certain United States Federal Income Tax Consequences
IN ACCORDANCE WITH 31 C.F.R. § 10.35(B) (5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY. THE TAX DISCUSSION HEREIN IS WRITTEN TO SUPPORT PROPOSED AMENDMENT AND SHAREHOLDER SHOULD SEEK ADVICE BASED ON THE PROSPECTIVE SHAREHOLDER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such shareholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. ZILA has not and will not seek a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Proposed Amendment. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.
     Subject to the above stated, the United States federal income tax consequences of the Proposed Amendment may be summarized as follows:
•	The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code. Accordingly, a shareholder will not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•	The shares of post-reverse stock split common stock in the hands of a shareholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse split common stock held by the shareholder immediately prior to the reverse stock split.

•	A shareholder’s holding period for the post-reverse stock split common stock will include the holding period of the pre-reverse split common stock exchanged.
Recommendation of the Board of Directors
               THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN PERSONS
     The following tables list the ownership of our common stock for the persons or the groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC’s rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. The following tables set forth information concerning the beneficial owners of our common stock by (i) the Directors, (ii) the “named executive officers” (as such term is defined under the SEC’s rules), (iii) any person holding at least 5% of our shares and (iv) all current Directors and executive officers of ZILA as a group. Beneficial ownership and percentage ownership of ZILA is based on 69,734,302 shares of ZILA common stock outstanding, as of August 8, 2008.
Certain Beneficial Owners

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Shares

MicroCapital, LLC, 201 Post St., Suite1001 San Francisco, CA 94108	7,414,207 (1)	10.63%

Visium Asset Management, LLC, 650 Madison Ave., 19th Floor New York, NY 10022	8,811,455 (2)	12.64%

(1)	The information is based on reported ownership on the date of SEC filings and is derived from a Schedule 13G/A filed on March 12, 2007 by MicroCapital, LLC. The owner reports that it holds sole power to vote, or direct the vote of, and the sole power to dispose, or to direct the disposition of, all of the shares.

(2)	This information is based on a questionnaire provided to ZILA on June 10, 2008 and includes 5,402,364 shares of common stock held by the beneficial owner as of August 8, 2008 and 3,409,091 shares of common stock issuable upon the beneficial owner’s conversion of certain of our Second Amended and Restated Senior Secured Convertible Notes. The Notes are convertible as of the record date.
Directors and Executive Officers

		Common
		Stock—	Options—	Percentage
		Beneficial	Beneficial	of Beneficial
Name(1)	Position(s)	Ownership	Ownership(2)	Ownership
David R. Bethune	Chairman & Chief Executive Officer	457,535	210,000	*
Gary V. Klinefelter	Vice President, General Counsel and Secretary	102,209	30,907	*
Diane E. Klein	Vice President and Treasurer	53,867	72,083	*
David A. Barshis	Senior Vice President and Manager of Zila	326,550	78,801	*
	Pharmaceuticals
Leslie H. Green	Director	38,000	122,083	*
O.B. Parrish	Director	25,000	32,608	*
George J. Vuturo	Director	40,000	34,986	*
J. Steven Garrett	Director	13,000	28,508	*
Directors and		1,056,161	609,976	2.39%
executive officers, as a group (8 persons)

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and total shares beneficially owned are determined by adding common stock with options exercisable within 60 days of the record date. Subject to community property laws, the holder has sole voting and investment power. The address of all persons listed is c/o

Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2)	Includes options that are exercisable as of the record date or within 60 days thereafter.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
     This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this proxy statement, and the documents referred to herein. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “may” and variations of such words and similar expressions. In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements are described more fully in the section entitled “Risk Factors” in our reports we have filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Our business, financial condition or results of operations could also be adversely affected by other factors besides those listed there. However, these are the risks our management currently believes are material.
     You should carefully consider the information in this proxy statement and in reports we have filed with the SEC before you decide to vote to approve the Proposed Amendment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and reporting requirements of the Exchange Act under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed at the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet website at http://www.sec.gov.
     You may request a copy of any of our filings with the SEC at no cost, by writing, e-mailing, or telephoning us at the following address, e-mail address or phone number:
Zila, Inc.
5227 N. 7th Street
Phoenix, AZ 85014-2800
investor@zila.com
(602) 266-6700
     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 11, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

SHAREHOLDER MEETINGS AND PROPOSALS
     Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2008 annual meeting must have been received at our principal executive offices by July 11, 2008, to be considered for inclusion in our proxy materials relating to such meeting. Direct any related questions, to Gary V. Klinefelter, Vice President, General Counsel and Secretary, Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.
OTHER MATTERS
     The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By order of the Board of Directors,
/s/ David R. Bethune

David R. Bethune Chairman and Chief Executive Officer

ANNEX A
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ZILA, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)

     Zila, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: Paragraph 1 of Article 4 of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:
     “4. The total number of shares of capital stock which the Corporation shall have authority to issue is 32,500,000, divided into 30,000,000 shares of common stock of the par value $.001 per share and 2,500,000 shares of preferred stock of the par value of $.001 per share. Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the “Effective Time”), every seven (7) issued and outstanding shares of common stock of the Corporation will without any further action be combined into and automatically become one (1) issued and outstanding share of common stock of the Corporation (the “Reverse Split”). All shares of common stock held by a stockholder that are so split will be aggregated subsequent to the Reverse Split. If the effect of the Reverse Split results in certain stockholders holding fractional shares, fractional shares will be issued to such stockholders; no cash payments will be made by the Corporation in lieu of the issuance of fractional shares. Further, every right, option and warrant to acquire seven (7) shares of common stock of the Corporation outstanding immediately prior to the Effective Time will as of the Effective Time and without any further action automatically be converted into the right to acquire one (1) share of common stock of the Corporation upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately increased).”
     SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.
     IN WITNESS WHEREOF, Zila, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____________ day of September, 2008.

ZILA, INC.
By:
Name:
Title:

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:30 p.m., Central Standard Time, on September 11, 2008. Vote by Internet • Log on to the Internet and go to www.investorvote.com/ZILA • Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposal 1. For Against Abstain 1. To approve an amendment to ZILA’s charter to (i) effect a [ ] [ ] [ ] 2. In their discretion, the proxies are authorized to vote upon such reverse stock split of our common stock whereby each other business as may properly come before the meeting. outstanding seven (7) shares of our common stock would be combined into and become one (1) share of common stock and (ii) decrease the number of authorized shares of our common stock from one hundred and fifty million (150,000,000) to thirty million (30,000,000) shares. B Non-Voting Items Change of Address — Please print your new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 - Please keep signature within the box. ___ ___

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ZILA, INC. Notice of Special Meeting of Shareholders The undersigned hereby appoints David R. Bethune and George J. Vuturo, and each of them, proxy for the undersigned, with power of substitution to vote all the shares of common stock of Zila, Inc. held of record by the undersigned on August 8, 2008 at the special meeting of shareholders to be held at the Phoenix Airport Marriott, 1101 North 44th Street, Phoenix, Arizona 85008 on September 12, 2008 at 9:00 a.m. Arizona time, and at any adjournment thereof, upon the matters designated below and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. (Please date and sign on the reverse side)